EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 8, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2008 – Nov 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.0%	-2.2%	-8.9%	-8.4%	-8.0%	-6.5%	-0.2%	-6.5%	10.2%	-29.4%	-0.6	-0.8
B**	-1.1%	-2.3%	-9.4%	-8.9%	-8.6%	-7.1%	-0.9%	-7.1%	10.2%	-31.6%	-0.7	-0.9
Legacy 1***	-1.0%	-2.2%	-7.1%	-6.4%	-6.0%	N/A	N/A	-4.3%	10.2%	-23.3%	-0.4	-0.6
Legacy 2***	-1.0%	-2.2%	-7.3%	-6.6%	-6.3%	N/A	N/A	-4.6%	10.2%	-24.0%	-0.4	-0.6
Global 1***	-1.0%	-2.1%	-6.6%	-5.9%	-6.0%	N/A	N/A	-4.9%	9.8%	-22.4%	-0.5	-0.6
Global 2***	-1.0%	-2.1%	-6.8%	-6.1%	-6.2%	N/A	N/A	-5.2%	9.7%	-23.4%	-0.5	-0.7
Global 3***	-1.0%	-2.2%	-8.2%	-7.7%	-7.9%	N/A	N/A	-6.9%	9.7%	-29.3%	-0.7	-0.9

S&P 500 Total Return Index****	0.6%	0.9%	26.4%	27.6%	16.9%	17.1%	7.5%	17.1%	15.8%	-18.2%	1.1	1.7
Barclays Capital U.S. Long Gov Index****	-2.1%	-3.1%	-11.4%	-13.1%	4.6%	4.5%	6.2%	4.5%	12.8%	-14.5%	0.4	0.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	24%					24%
Energy	6%	Short	Natural Gas	2.8%	Short	6%	Short	Natural Gas	2.8%	Short
			Gas Oil	0.7%	Short			Gas Oil	0.7%	Short
Grains/Foods	13%	Short	Corn	4.8%	Short	13%	Short	Corn	4.8%	Short
			Wheat	1.8%	Short			Wheat	1.8%	Short
Metals	5%	Short	Gold	0.9%	Short	5%	Short	Gold	0.9%	Short
			Copper LME	0.7%	Short			Copper LME	0.7%	Short
FINANCIALS	76%					76%
Currencies	28%	Long $	Japanese Yen	7.9%	Short	28%	Long $	Japanese Yen	7.9%	Short
			Euro	3.5%	Long			Euro	3.5%	Long
Equities	24%	Long	Dax Index	4.2%	Long	24%	Long	Dax Index	4.2%	Long
			S&P 500	2.7%	Long			S&P 500	2.7%	Long
Fixed Income	24%	Long	Bunds	4.8%	Long	24%	Long	Bunds	4.8%	Long
			Japanese Gov't Bonds	4.3%	Long			Japanese Gov't Bonds	4.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets moved higher due to elevated demand fostered by cold weather forecasts.  Crude oil prices finished nearly flat due to uncertainty ahead of key supply/demand reports from the U.S. Energy Information Administration.

Grains/Foods
Corn and wheat prices fell because of reports from the U.S. Department of Agriculture which showed strong supply forecasts.  Soybean prices moved contrary to the other grains markets and rallied in excess of 3% due to bullish export demand data.  Coffee markets fell to a 5-year low because of speculation global supplies would continue to outpace demand.

Metals
Base metals markets fell last week, pressured by weak demand forecasts resulting from concerns surrounding the Chinese housing market.  Precious metals were driven lower by beliefs the U.S. Federal Reserve would shorten its timeline for tapering following bullish domestic economic data.

Currencies
The U.S. dollar registered a strong rally against global counterparts following the release of a better-than-expected employment report for October.  European currencies, including the euro and Swiss franc, fell sharply following an unexpected interest rate cut by the European Central Bank (ECB), a sign the European economy may be worse off than previously expected.

Equities
U.S. equity markets finished higher due to a late-week rally supported by an upbeat non-farm payrolls report.  The Euro Stoxx 50 Index experienced declines due to concerns surrounding the surprise rate cut by the ECB and news Standard & Poor’s would be cutting France’s credit rating.

Fixed Income	U.S. Treasures declined near week-end due to beliefs Federal Reserve tapering could come sooner than expected.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.